Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the common stock, $0.02 par value per share, of National Holdings Corporation, a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: December 10, 2015

BRC PARTNERS OPPORTUNITY FUND, LP

By:	B. Riley Capital Management, LLC, its General Partner

By:	/s/ Bryant R. Riley
Name:	Bryant R. Riley
Title:	Chief Executive Officer

B. RILEY CAPITAL MANAGEMENT, LLC

By:	/s/ Bryant R. Riley
Name:	Bryant R. Riley
Title:	Chief Executive Officer

B. RILEY & CO., LLC

By:	/s/ Bryant R. Riley
Name:	Bryant R. Riley
Title:	Chairman

B. RILEY & CO., LLC 401(K) PROFIT SHARING PLAN

By:	/s/ Bryant R. Riley
Name:	Bryant R. Riley
Title:	Trustee

ROBERT ANTIN CHILDREN IRREVOCABLE TRUST

By:	/s/ Bryant R. Riley
Name:	Bryant R. Riley
Title:	Trustee

B. RILEY FINANCIAL, INC.

By:	/s/ Bryant R. Riley
Name:	Bryant R. Riley
Title:	Chief Executive Officer

By:	/s/ Bryant R. Riley
Name:	Bryant R. Riley

By:	/s/ Mark D. Klein
Name:	Mark D. Klein